UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/30/2007

DRUGSTORE.COM, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-26137

DE	043416255
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

411 108th Ave NE
Suite 1400
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

(425) 372-3200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On January 31, 2007, drugstore.com, inc. issued a press release to report its financial results for the fourth quarter and fiscal year ended December 31, 2006 and certain other information. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2007, drugstore.com, inc. (the "Company") entered into an agreement with Robert A. Barton (the "Transition and Separation Agreement") regarding Mr. Barton's plans to resign as Vice President, Finance & Operations, Chief Financial Officer and Treasurer of the Company ("CFO"). A copy of the Transition and Separation Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The summary of the Transition and Separation Agreement set forth below is qualified in its entirety by reference to the text of the Transition and Separation Agreement.

Under the Transition and Separation Agreement and subject to certain terms and conditions set forth therein, the Company and Mr. Barton have agreed to, among other things, the following:

- Mr. Barton will continue to serve as the Company's CFO until the earliest of April 30, 2007, the date on which a successor CFO commences his or her employment with the Company, or such other date as may be mutually agreed upon in writing by Mr. Barton and the Company (the "Transition Date").

- Mr. Barton will also remain available to assist the new CFO in transitioning into the role after the Transition date and until the earliest of September 30, 2007, the date on which Mr. Barton begins providing substantial, compensated services to a third party, or such other date as may be mutually agreed upon in writing by Mr. Barton and the Company (the "Separation Date").

- The Company will pay Mr. Barton his regular salary, and Mr. Barton will continue to be eligible for the benefits and perquisites that he currently enjoys through the Separation Date. The Company will also pay Mr. Barton his annual bonus for 2006.

- Mr. Barton will not be eligible for any new incentive bonus opportunities. However, subject to Mr. Barton's compliance with the terms of the Transition and Separation Agreement and any other contract with the Company by which he is bound, and at the CEO's discretion, Mr. Barton may be paid a prorated portion of his annual bonus for 2007 in early 2008.

- Stock options already granted to Mr. Barton will continue to vest up to the Separation Date. Mr. Barton will have until December 31, 2007 to exercise any vested stock options. After January 30, 2007, Mr. Barton will not be eligible for any new equity grants.

- Mr. Barton will execute a Severance and Release Agreement on or near the Separation Date that will include a general release of claims against the Company.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits
10.1        Transition and Separation Agreement dated January 30, 2007
99.1        Press release dated January 31, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC.

Date: January 29, 2007	By:	/s/ Dawn G. Lepore
Dawn G. Lepore
President, Chief Executive Officer and Chairman of the Board

Exhibit Index

Exhibit No.	Description
EX-10.doc	Barton letter
EX-99.doc	Earnings Release